                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GENE LOGIC INC.
                          ------------------------
               (Name of Registrant as Specified In Its Charter)

                               -------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
2.   Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
4.   Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
5.   Total fee paid:

-------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

-------------------------------------------------------------------------------
7.   Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
8.   Filing Party:

-------------------------------------------------------------------------------
9.   Date Filed:

-------------------------------------------------------------------------------

                                  GENE LOGIC INC.
                              708 QUINCE ORCHARD ROAD
                           GAITHERSBURG, MARYLAND  20878

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON JUNE 5, 1998

TO THE STOCKHOLDERS OF GENE LOGIC INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENE LOGIC INC., a Delaware corporation (the "Company"), will be held on Friday, June 5, 1998 at 3:00 p.m. local time at the Company's executive offices, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, for the following purposes:

1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders.

2. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 15, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                           By Order of the Board of Directors

                           /s/ Mark D. Gessler

                           Mark D. Gessler
                           SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, CHIEF FINANCIAL OFFICER AND SECRETARY

Gaithersburg, Maryland
May 8, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  GENE LOGIC INC.
                              708 QUINCE ORCHARD ROAD
                           GAITHERSBURG, MARYLAND  20878


                                  PROXY STATEMENT
                         FOR ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD ON JUNE 5, 1998

                   INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of GENE LOGIC INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, June 5, 1998, at 3:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's executive offices, 708 Quince Orchard Road, Gaithersburg, Maryland 20878. The Company intends to mail this proxy statement and accompanying proxy card on or about May 8, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 15, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 15, 1998 the Company had outstanding and entitled to vote 13,902,107 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

                                       1.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than the close of business on January 8, 1999 in order to be included in the business conducted at the 1999 Annual Meeting.

                                     PROPOSAL 1

                               ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 1998. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2001 Annual Meeting and until his or her successor is elected and has qualified, or until such director's earlier death, removal or resignation.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The following table sets forth the names of the Board of Directors' nominees for election as directors and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age, the periods during which he has served as a director and positions currently held with the Company.

                                       2.

                                                Director  Expiration          Positions Held
Nominees for a Three-Year Term            Age     Since    of Term           With the Company
--------------------------------------    ---   --------  ----------      --------------------------
Jules Blake, Ph.D.(1)(2) . . . . . . .    73      1994      1998          Director

Michael J. Brennan, M.D., Ph.D.. . . .    40      1995      1998          President, Chief Executive
                                                                          Officer and Director

Continuing Directors
--------------------------------------
Jeffrey D. Sollender . . . . . . . . .    38      1997      1999          Director

Alan G. Walton, Ph.D., D.Sc.(2). . . .    62      1994      1999          Chairman of the Board of
                                                                          Directors

Charles L. Dimmler III(1)(2) . . . . .    56      1996      2000          Director

G. Anthony Gorry, Ph.D.. . . . . . . .    57      1997      2000          Director

-------------------------------
(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.

     Set forth below is certain biographical information regarding the directors of the Company.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

     JULES BLAKE, PH.D. Dr. Blake has served as a director of the Company since its inception. From 1973 until his retirement in 1989, Dr. Blake served as Vice President of Research and Development and Vice President, Corporate Scientific Affairs, for Colgate-Palmolive, Inc., a consumer products company. Dr. Blake was appointed as an Industrial Research Institute Fellow at the United States Office of Science and Technology Policy, Executive Office of the President, where he served until 1991. Dr. Blake serves on the boards of directors of the public companies Martek Biosciences Corporation and ProCyte Corporation. Dr. Blake holds a Ph.D. in organic chemistry from the University of Pennsylvania.

     MICHAEL J. BRENNAN, M.D., PH.D. Dr. Brennan has served as President, Chief Executive Officer and a director of the Company since December 1995. From October 1993 to November 1995, he was Vice President, Business Development for Corange International Limited's worldwide therapeutics business, Boehringer Mannheim Therapeutics. From June 1990 to October 1993, Dr. Brennan was a director and the general manager of Boehringer Mannheim South Africa. Dr. Brennan received a Ph.D. in neurobiology and a M.D. from the University of the Witwatersrand, Johannesburg, South Africa. In 1985, he completed his residency in neurology at Boston City Hospital.

                      THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

     JEFFREY D. SOLLENDER. Mr. Sollender has served as a director of the Company since July 1997. Mr. Sollender is a founder of and adviser to Biotechvest L.P., a venture capital investment firm formed in 1993. From 1994 through December 1995, Mr. Sollender served as an adviser to Forward Ventures, a venture capital investment firm. Mr. Sollender became a venture partner of Forward Ventures in 1996 and a general partner in September 1997. Mr. Sollender co-founded Triangle Pharmaceuticals, Inc., a biopharmaceutical company, in 1995, CombiChem Inc., a combinatorial chemistry company, in 1994 and GenQuest, Inc., a functional genomics company, in 1995. He served as Vice President of Operations and

                                     3.

Business Development for CombiChem Inc. and GenQuest, Inc. until January 1995 and February 1996, respectively. Mr. Sollender co-founded AriZeke Pharmaceuticals, an oral drug delivery company, in 1997 and continues to serve as Chairman and Chief Executive Officer of the company. Mr. Sollender received his MBA from the University of Chicago Graduate School of Business.

     ALAN G. WALTON, PH.D., D.SC. Dr. Walton has served as Chairman of the Board of Directors of the Company since its inception in September 1994. He has been a General Partner of Oxford Bioscience Partners, a private equity investment firm, since 1991 and a member of the Board of Directors of Collaborative Clinical Research since 1994. In 1981, Dr. Walton co-founded University Genetics Co., a public corporation specializing in technology transfer from academic institutions to industry and in the seed financing of high-technology start-ups, and served as President and Chief Executive Officer until 1987. He has lectured extensively at various universities, including Harvard Medical School, Indiana University and Case Western Reserve University where he was Professor of Macromolecular Science and Director of the Laboratory for Biological Macromolecules. Dr. Walton received a Ph.D. in chemistry and a D.Sc. in biological chemistry from Nottingham University, England.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

     CHARLES L. DIMMLER III. Mr. Dimmler has served as a director of the Company since May 1996. Since 1988, Mr. Dimmler has been a General Partner of Hambro International Equity Partners, an equity investment firm, and is currently also the principal investment officer of Cross Atlantic Partners Funds, an equity investment firm, and an operating officer of Hambro Health International, Inc., an affiliate of Hambros Bank Limited, a global merchant bank based in London. Mr. Dimmler serves as a director of SunPharm, Inc., a public company, and various private companies. He holds an honors degree from the University of California at Davis.

     G. ANTHONY GORRY, PH.D. Dr. Gorry, has served as a director of the Company since January 1997. Since April 1992, Dr. Gorry has been Vice President for Information Technology and Professor of Computer Science at Rice University. He is the Chairman and a founder of The Forefront Group, Inc., a public information technology company. From 1975 to April 1992, he served as Vice President for Information Technology and Professor of Medical Informatics and Neuroscience at Baylor College of Medicine, as well as Director of the W. M. Keck Center for Computational Biology and Adjunct Professor of Computer Science at Rice University. Dr. Gorry holds a M.S. in chemical engineering from the University of California at Berkeley and a Ph.D. in computer science from Massachusetts Institute of Technology. He is a fellow of the American College of Medical Informatics and a member of the Institute of Medicine and of the National Academy of Sciences.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1997 the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Dr. Blake and Mr. Dimmler. It met one time during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option

                                     4.

plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Dr. Walton, Dr. Blake and Mr. Dimmler. It met eight times during such fiscal year.

     During the fiscal year ended December 31, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board held during the period for which he was a director. Each Board member serving on a committee attended 75% or more of the aggregate meetings of such committee held during the period for which he was a committee member; however, Dr. Blake was unable to attend the single Audit Committee meeting.


                                  PROPOSAL 2

                 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP is currently the Company's independent auditors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP.

                      THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                      5.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 1998 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers in the Summary Compensation Table below under the heading "Executive Compensation;" (iii) all Named Executive Officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

                                                     BENEFICIAL OWNERSHIP (1)
                                                     ------------------------
                                                      NUMBER OF   PERCENT OF
NAME                                                    SHARES       TOTAL
---------------------------------------------------  ---------    ----------
Charles L. Dimmler III (2) . . . . . . . . . . . . . .  1,571,074     11.3%
Hambro Health International, Inc.
650 Madison Avenue, 21st Floor
New York, NY 10022

Alan G. Walton, Ph.D., D.Sc. (3) . . . . . . . . . . .  1,569,728     11.3
Oxford Bioscience Partners
315 Post Road West
Westport, CT 06880

Oxford Bioscience Partners (4) . . . . . . . . . . . .  1,560,353     11.2
c/o Alan G. Walton, Ph.D., D.Sc.
315 Post Road West
Westport, CT 06880

Cross Atlantic Partners K/S (5). . . . . . . . . . . .  1,552,399     11.2
c/o Charles L. Dimmler III
Hambro Health International, Inc.
650 Madison Avenue, 21st Floor
New York, NY 10022

Michael J. Brennan, M.D., Ph.D. (6). . . . . . . . . .    595,890      4.3
Gene Logic Inc.
708 Quince Orchard Road
Gaithersburg, MD 20878

Mark D. Gessler (7). . . . . . . . . . . . . . . . . .    300,530      2.2

Keith O. Elliston, Ph.D. (8) . . . . . . . . . . . . .    278,726      2.0

Eric M. Eastman, Ph.D. (9) . . . . . . . . . . . . . .    135,000      1.0

Daniel R. Passeri, J.D. (10) . . . . . . . . . . . . .     91,644      *

Jules Blake, Ph.D. (11). . . . . . . . . . . . . . . .     16,687      *

G. Anthony Gorry, Ph.D. (12) . . . . . . . . . . . . .      9,062      *

Jeffrey D. Sollender (13). . . . . . . . . . . . . . .      8,875      *

     All directors and executive officers
     as a group (10 persons) (14)  . . . . . . . . . .  4,577,216     32.9


------------------

*    Represents beneficial ownership of less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Beneficial

                                     6.

     ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 13,900,333 shares of Common Stock outstanding as of April 1, 1998.

(2) Includes 880,233 shares held of record by Cross Atlantic Partners K/S, 498,832 shares held of record by Cross Atlantic Partners II K/S and 173,334 shares held of record by Cross Atlantic Partners III K/S. Also includes 9,375 shares subject to options held by Mr. Dimmler exercisable within 60 days of April 1, 1998. Mr. Dimmler is the Chief Investment Officer of Cross Atlantic Partners. Mr. Dimmler disclaims beneficial ownership of the 1,552,399 shares held of record by Cross Atlantic Partners K/S and related entities.

(3) Includes an aggregate of 1,510,353 shares and warrants to purchase an aggregate of 50,000 shares held of record by Oxford Bioscience Partners, of which Dr. Walton is a general partner, and by entities related thereto. Also includes 9,375 shares subject to options held by Dr. Walton exercisable within 60 days of April 1, 1998.

(4) Includes 100,000 shares held of record by Oxford Bioscience Management Partners, 276,119 shares and warrants to purchase 10,859 shares held of record by Oxford Bioscience Partners (Bermuda) Limited Partnership, 138,952 shares held of record by Oxford Bioscience Partners (Adjunct) L.P. and warrants to purchase 39,141 shares held of record by Oxford Bioscience Partners, L.P.

(5) Includes 498,832 shares held of record by Cross Atlantic Partners II K/S and 173,334 shares held of record by Cross Atlantic Partners III K/S.

(6) Includes 100,000 shares held of record by the Brennan Family Limited Partnership and 240,890 shares subject to options held by Dr. Brennan exercisable within 60 days of April 1, 1998.

(7) Includes 30,000 shares held of record by the Gessler Family Limited Partnership, 450 shares held by Carmen Sauro and 200,080 shares subject to options held by Mr. Gessler exercisable within 60 days of April 1, 1998. Mr. Gessler disclaims beneficial ownership of the shares held by his brother-in-law, Carmen Sauro.

(8) Includes 30,000 shares held of record by the Elliston Family Limited Partnership and 248,726 shares subject to options held by Dr. Elliston exercisable within 60 days of April 1, 1998.

(9) Includes 135,000 shares subject to options held by Dr. Eastman exercisable within 60 days of April 1, 1998.

(10) Includes 91,644 shares subject to options held by Mr. Passeri exercisable within 60 days of April 1, 1998.

(11) Includes 16,687 shares subject to options held by Dr. Blake exercisable within 60 days of April 1, 1998.

(12) Includes 9,062 shares subject to options held by Dr. Gorry exercisable within 60 days of April 1, 1998.

(13) Includes 6,875 shares subject to options held by Mr. Sollender exercisable within 60 days of April 1, 1998.

(14) See footnotes (2), (3) and (6) through (13) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended

                                      7.

December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that three reports on Forms 4 (Statement of Changes of Beneficial Ownership), covering an aggregate of four transactions, were filed late by Messrs. Dimmler, Gessler and Sollender.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The Company's non-employee directors who are not affiliated with stockholders of the Company currently receive $12,000 per year and an additional fee of $1,000 for each meeting they attend (exclusive of telephonic meetings). All directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

     Non-employee directors of the Company also receive automatic grants of options under the Company's 1997 Non-employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

     Option grants under the Directors' Plan are non-discretionary. Pursuant to the terms of the Directors' Plan, first-time non-employee directors of the Company, other than those currently in place, automatically receive a grant of 30,000 shares of Common Stock upon the date of his or her initial appointment or election which vest on an annual basis over four years. Each non-employee director who is re-elected at or after the Annual Meeting, and who has continuously served as a non-employee director for the six month period prior to the Annual Meeting automatically receives an option to purchase 7,500 shares of Common Stock which vest on the anniversary of the date of the grant. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan following termination of the optionee's service to the Company vest only as to that number of shares as to which were exercisable as of the date of termination of all such service. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction. No options granted under the Director's Plan may be exercised after the expiration of ten years from the date granted.

     During the last fiscal year and prior to the adoption of the Directors' Plan, the Company granted options under the Company's 1996 Stock Plan covering 15,000 shares to Dr. Blake and 30,000 shares to each of the other non-employee directors of the Company, Dr. Walton, Mr. Dimmler, Dr. Gorry and Mr. Sollender, at an exercise price per share of $0.15. At the time of the grants, the Board determined the fair market value of such Common Stock was $0.15 per share. As of April 1, 1998, no options granted to non-employee directors had been exercised.

                                     8.

COMPENSATION OF EXECUTIVE OFFICERS

                               SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers who earned more than $100,000 in the fiscal year ended December 31, 1997 (the "Named Executive Officers"):

                              SUMMARY COMPENSATION TABLE

                                                                                                                      LONG-TERM
                                                                                                                     COMPENSATION
                                                                            ANNUAL COMPENSATION                         AWARDS
                                                                 -----------------------------------------------     ------------
                                                                                                      OTHER ANNUAL    SECURITIES
                                                                                                      COMPENSATION    UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR     SALARY ($)(1)        BONUS ($)          ($)(2)       OPTIONS (#)
------------------------------------                    ----     -------------       -----------      ------------   ------------

Michael J. Brennan, M.D., Ph.D.. . . . . . . . . .      1997        $207,292         $110,000(3)          --            498,962
  President, Chief Executive Officer                    1996         200,000           30,000(3)          --            245,000
  and Director

Keith O. Elliston, Ph.D. . . . . . . . . . . . . .      1997         162,260           75,000         $75,890           446,981
  Senior Vice President and Chief
  Scientific Officer

Mark D. Gessler. . . . . . . . . . . . . . . . . .      1997         187,917           45,000          54,287(4)        321,981
  Senior Vice President, Corporate
  Development and Chief Financial Officer               1996          95,353           40,000          97,091            25,000

Eric M. Eastman, Ph.D. . . . . . . . . . . . . . .      1997         160,000           20,000          62,268(5)         60,000
  Vice President, Technology Management                 1996          38,231           40,000             --             75,000

Daniel R. Passeri. . . . . . . . . . . . . . . . .      1997         106,875           85,000(7)          --            127,709
  Senior Vice President, Technology and
  Program Management(6)

__________________

    (1) In accordance with the rules of the Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

    (2) Except as otherwise noted, represents reimbursements made by the Company for relocation expenses.

    (3) Includes an amount paid to a corporation of which Dr. Brennan is a stockholder for service rendered by such corporation.

    (4) Represents a $50,000 Promissory Note forgiven upon effectiveness of the initial public offering and $4,287 of accrued interest thereon.

    (5)  Includes $731 of interest imputed from Dr. Eastman's relocation loan.

    (6) Mr. Passeri served as Vice President, Business Development and Intellectual Property until becoming Senior Vice President, Technology and Program Management in January 1998.

    (7) Includes a $30,000 payment made by the Company for Mr. Passeri's relocation expenses.

                                      9.

STOCK OPTION GRANTS AND EXERCISES

     The Company adopted its 1996 Stock Plan in January 1996 and amended and restated the 1996 Stock Plan in September 1997 as the 1997 Equity Incentive Plan (the "Stock Plan"). The Company grants options to its executive officers under the Stock Plan. As of April 1, 1998, options to purchase a total of 2,776,777 shares were outstanding under the Stock Plan and options to purchase 2,969,197 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                         OPTION GRANTS IN FISCAL YEAR 1997



                                          INDIVIDUAL GRANTS IN FISCAL YEAR 1997


                                                                                 Individual Grants
                                                                   ----------------------------------------------------------
                                              Number of
                                              Securities             % of Total
                                              Underlying             Options
                                               Options              Granted to           Exercise or
                                               Granted             Employees in          Base Price                Expiration
 Name                                           (#)(1)              Fiscal Year(2)           ($/Sh)(3)                 Date
  -------------------------------------        ----------           -------------         -----------               ----------
 Michael J. Brennan, M.D., Ph.D. . . .         150,000                  6.6%                $0.15                   03/18/07
                                               348,962                 15.3                  2.50                   09/09/07

 Keith O. Elliston, Ph.D.  . . . . . .         250,000                 11.0                  0.15                   03/18/07
                                               196,981                  8.6                  2.50                   09/09/07

 Mark D. Gessler . . . . . . . . . . .         150,000                  6.6                  0.15                   03/18/07
                                               171,981                  7.5                  2.50                   09/09/07

 Eric M. Eastman, Ph.D.  . . . . . . .          60,000                  2.6                  0.15                   03/18/07

 Daniel R. Passeri . . . . . . . . . .          80,000                  3.5                  0.15                   03/18/07
                                                47,709                  2.1                  2.50                   09/09/07

                                                        Potential Realizable Value
                                                         at Assumed Annual Rates of
                                                          Stock Price Appreciation
                                                             for Option Term(4)
                                                    -------------------------------------
 Name                                                 5% ($)                      10% ($)
-------------------------------------               ----------                 -----------
 Michael J. Brennan, M.D., Ph.D. . . .              $1,932,174                  $3,089,991
                                                     3,674,974                   6,368,535

 Keith O. Elliston, Ph.D.  . . . . . .               3,220,289                   5,149,985
                                                     2,074,438                   3,594,891

 Mark D. Gessler . . . . . . . . . . .               1,932,174                   3,089,991
                                                     1,811,159                   3,138,643

 Eric M. Eastman, Ph.D.  . . . . . . .                 772,869                   1,235,996

 Daniel R. Passeri . . . . . . . . . .               1,030,493                   1,647,995
                                                       502,431                     870,686

__________________

(1) Options have a maximum term of 10 years measured from the date of grant, subject to earlier termination upon the optionee's cessation of service with the Company. The options generally vest on a monthly basis over a four-year period. The options expiring in March 2007 accelerated upon certain performance-based goals, including vesting of 80% of such options upon completion of the Company's initial public offering in November 1997 and the remaining options 180 days thereafter.

(2) Based on options to purchase 2,281,881 shares granted to employees in fiscal 1997, including the Named Executive Officers.

(3) The exercise price is equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and the fair market value per share of the Company's Common Stock as of December 31, 1997 of $8.00. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of the future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock.

                                       10.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION
                                 VALUES

                                                                              NUMBER OF SECURITIES
                                                                             UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-
                                                                           OPTIONS AT FISCAL YEAR-END    MONEY OPTIONS AT FISCAL
                                          SHARES ACQUIRED  VALUE REALIZED       (#) EXERCISABLE/            YEAR-END ($)(2)
 NAME                                     ON EXERCISE (#)      ($)(1)             UNEXERCISABLE        EXERCISABLE/ UNEXERCISABLE
 --------------------------------------   ---------------  --------------  --------------------------  --------------------------
 Michael J. Brennan, M.D., Ph.D. . . . .     105,000        $114,750             145,540/393,422          $1,108,320/2,302,471
 Keith O. Elliston, Ph.D.  . . . . . . .      30,000           4,500             178,206/238,775           1,379,633/1,430,763
 Mark D. Gessler . . . . . . . . . . . .          --              --             147,164/199,817           1,138,402/1,181,244
 Eric M. Eastman, Ph.D.  . . . . . . . .          --              --             108,000/27,000              847,800/211,950
 Daniel R. Passeri . . . . . . . . . . .          --              --              65,986/61,723              513,323/377,077

---------------

 (1) Based on the fair market value per share of Common Stock (as determined by the Board of Directors) at the date of exercise, less the exercise price.

 (2) Based on the fair market value per share of Common Stock ($8.00) at December 31, 1997, less the exercise price, multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

      On December 1, 1995, Michael J. Brennan, the President, Chief Executive Officer and a director and stockholder of the Company, entered into an employment agreement with the Company. The employment agreement has a five-year term and provides, among other things, for the payment to Dr. Brennan of annual bonuses and the acceleration of certain unvested options upon achievement of certain performance-based goals, including vesting of 80% of such options upon completion of the Company's initial public offering and the remaining 20% 180 days thereafter. Upon termination of the agreement by the Company without cause, Dr. Brennan will receive severance pay in the amount equal to Dr. Brennan's total combined annual base salary and performance bonus for the calendar year in which the termination becomes effective.

      On May 16, 1996, Mark D. Gessler, the Senior Vice President, Corporate Development and Chief Financial Officer of the Company and a stockholder of the Company, entered into an employment agreement with the Company. The employment agreement has a four-year term and provides, among other things, for the payment to Mr. Gessler of annual bonuses and the acceleration of certain unvested options upon achievement of certain performance-based goals, including vesting of 80% of such options upon completion of the Company's initial public offering and the remaining 20% 180 days thereafter. Upon termination of the agreement by the Company without cause, Mr. Gessler will receive severance pay in the amount of one-half of his salary for the calendar year in which the termination becomes effective.

      In September 7, 1996, Eric M. Eastman, the Vice President, Technology Management, entered into an employment agreement with the Company. The employment agreement has a four-year term and provides, among other things, for the payment to Dr. Eastman of annual bonuses and the acceleration of certain unvested options upon achievement of certain performance-based goals, including vesting of 80% of such options upon completion of the Company's initial public offering and the remaining 20% 180 days thereafter. Upon termination of the agreement by the Company without cause, Dr. Eastman will receive severance pay in the amount of three months of his then current salary.

      On February 5, 1997, Keith Elliston, the Senior Vice President and Chief Scientific Officer and a stockholder of the Company, entered into an employment agreement with the Company. The

                                     11.

employment agreement has a four-year term and provides, among other things, for the payment to Dr. Elliston of annual bonuses and the acceleration of certain unvested options upon achievement of certain performance-based goals, including vesting of 80% of such options upon completion of the Company's initial public offering and the remaining 20% 180 days thereafter. Upon termination of the agreement by the Company without cause, Dr. Elliston will receive severance pay in the amount of one-half of his salary for the calendar year in which the termination becomes effective.

      On February 17, 1997, Daniel R. Passeri, the Senior Vice President, Technology and Program Management, entered into an employment agreement with the Company. The employment agreement has a four-year term and provides, among other things, for the payment to Mr. Passeri of annual bonuses and the acceleration of certain unvested options upon achievement of certain performance-based goals, including vesting of 80% of such options upon completion of the Company's initial public offering and the remaining 20% 180 days thereafter. Upon termination of the agreement by the Company without cause, Mr. Passeri will receive severance pay in the amount of three months of his then current salary.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION (1)

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of Dr. Walton, Dr. Blake and Mr. Dimmler, none of whom are currently officers or employees of the Company. The Compensation Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's equity incentive plans, as well as evaluating the performance of the Company's management and determining all compensation matters concerning the Company's executive officers.

COMPENSATION PHILOSOPHY

     The compensation policies adopted by the Compensation Committee are designed to (i) align compensation with business objectives and performance;
(ii) attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company; and (iii) motivate the Company's executive officers and other key employees to enhance long-term stockholder value. Key elements of this philosophy are:

     - The Company's salaries must be competitive with comparable biotechnology companies with which the Company competes for highly qualified and experienced executives. To date, the Compensation Committee has relied on its members' experience in working with other comparable companies to ensure executive salaries are competitive.

     - The Company has a cash bonus program for executive officers to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as stockholders as well as employees.

-------------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                      12.

     The Committee's objective is to set executive compensation within a range which the Compensation Committee believes is comparable to the range of compensation set by companies of similar size in the biotechnology industry.
The group of comparable companies is not necessarily the same as the companies included in the market indices included in the performance graph on page 16 of this Proxy Statement. The primary components of executive compensation are base salary, cash incentives and long-term equity incentives. Each year, the Compensation Committee reviews the criteria upon which all aspects of employee compensation are based.

BASE SALARY. In 1997, base salaries for executive officers, other than the Chief Executive Officer, were set at competitive levels based primarily on the recommendation of the Chief Executive Officer and assisted by the Compensation Committee's analysis of published compensation surveys reflecting compensation data for biotechnology companies. Annual adjustments were made to maintain base salaries at levels competitive with comparable companies and to maintain an equitable relationship between the base salaries of executive officers and overall merit increases for the Company's other employees. In the case of any executive officer joining the Company, base salary was also determined as one component of a total compensation package that had to be competitive with compensation granted by the executive's prior employer and/or other opportunities that might be available to the executive.

ANNUAL BONUS COMPENSATION. The amount of the bonus component in the total compensation plan for executive officers is established at the beginning of each year (or upon employment, in the case of newly hired executives). The actual incentive award depends on the extent to which Company performance objectives are achieved. At the start of each year, the Compensation Committee approves the annual performance objectives for the Company which are based upon overall strategic goals set by the Board of Directors. In 1997, each officer's bonus component was based on operating, strategic and financial goals that were considered to be critical to the Company's fundamental long-term goal of building stockholder value. These goals included establishing strategic alliances with pharmaceutical companies for drug target and drug lead discovery programs and achieving certain revenue targets and financing objectives. Awards are paid in cash and distributions were made upon achievement of such objectives in the performance year. The bonus component for 1998 will be based on similar performance goals.

LONG-TERM INCENTIVE COMPENSATION. The long-term incentive element of the Company's executive compensation program provides for the grant of stock awards under the Company's Stock Plan, which may include incentive stock options, nonstatutory stock options, stock bonuses or rights to purchase restricted stock. The Company has used the grant of options under its Stock Plan to align the interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. Initial stock option awards for executive officers are individually determined at or prior to employment at levels which are designed to attract qualified executives and in certain cases to be competitive with options granted by their prior employers. Employees from within the Company who are promoted to positions as executive officers typically receive additional option grants to bring their total option grants up to the level that would have been granted to a person hired for such executive officer position from outside the Company. For additional information regarding options awards, see the compensation tables preceding this report.

     Executive officers receive value from option grants only if the Common Stock appreciates over the long term. The amount of individual option grants is determined based in part on competitive practices at comparable companies and on the Company's philosophy of significantly linking executive compensation with stockholder interests. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of shares that have vested and that remain unvested and the potential reward to the officer if the stock price

                                      13.

appreciates in the public market. The Committee believes that option grants by the Company to its executive officers and employees are comparable to the average range for comparable companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The total compensation program for the Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers. Each year the Compensation Committee reviews the Chief Executive Officer's existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance relative to its peers. In setting the base salary for Dr. Brennan, the Compensation Committee considered industry reports as well as compensation data compiled by members of the Compensation Committee.

     Michael J. Brennan, M.D., Ph.D. was appointed as Chief Executive Officer in December 1995. Dr. Brennan's base salary for 1997 was $200,000. In 1997, the Company also paid an amount of $110,000 to a corporation of which Dr. Brennan is a stockholder for service rendered by such corporation. In addition, in March 1997, Dr. Brennan was granted an option to purchase an aggregate of 150,000 shares of the Company's Common Stock under the Company's Stock Plan at an exercise price of $0.15, the fair market value of the stock on the date of grant. The vesting of such option accelerated upon achievement of certain performance-based goals, including vesting of 80% of such option upon completion of the Company's initial public offering and the remaining 20% 180 days thereafter. In September 1997, Dr. Brennan was granted an option to purchase 348,962 shares of the Company's Common Stock under the Company's Stock Plan, at an exercise price of $2.50 per share, the fair market value of the stock on the date of grant. The number of shares included in the later option was determined by the number of shares necessary to maintain Dr. Brennan's percentage of ownership in the Company following the initial public offering. Commencing in the month of completion of the Company's initial public offering, such option vests monthly over four years.

     In determining Dr. Brennan's cash compensation and the size of the option grants, the Compensation Committee considered Dr. Brennan's contribution to the performance of the Company and his leadership in implementing strategic and financial initiatives designed to augment the Company's development efforts. In particular, the Committee took into account the successful completion of the Company's initial public offering in November 1997, the closing of a private financing in July 1997, acquisition of rights to additional core technologies and the multiple corporate alliances established during 1997. The Compensation Committee also considered industry reports as well as industry compensation data. The Compensation Committee believes the size of the stock option grants were appropriate in order to align Dr. Brennan's total compensation with the performance of the Company and, ultimately, the interests of the stockholders.

SECTION 162(m) OF THE CODE

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." However, pursuant to Section 162(m), the Company's Stock Plan permits compensation from options granted thereunder at no less than 100% of fair market value to be excluded from the Section 162(m) limitations.

                                      14.

CONCLUSION

     Through the programs described above, a significant portion of the Company's compensation program and the compensation of the Company's Chief Executive Officer are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                                   COMPENSATION COMMITTEE

                                                   Alan G. Walton, Ph.D., D.Sc.
                                                   Jules Blake, Ph.D.
                                                   Charles L. Dimmer III


                            COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     As stated above, the Compensation Committee consists of Alan G. Walton, Ph.D., D.Sc., Jules Blake, Ph.D. and Charles Dimmler III. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 1997 an officer or employee of the Company.

                                      15.

                    PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total stockholder return of an investment of $100 in cash on November 21, 1997 for (i) the Company's Common Stock, (ii) CRSP Total Return Index for the Nasdaq Stock Market (US) ("Nasdaq US") and (iii) Nasdaq Pharmaceutical Stocks ("Nasdaq PH"). All values assume reinvestment of the full amount of all dividends and are calculated as of the end of the last day of each month the Company's Common Stock was publicly traded in 1997:

             COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT





Assumes $100 invested on November 21, 1997

Assumes reinvestment of all dividends

Fiscal year ended December 31, 1997



 Date           Gene Logic Inc.          Nasdaq US              Nasdaq PH
 -----------    ---------------          ---------              ---------
 11/21/97              100.00                100.00                 100.00
 11/30/97               99.23                101.00                  97.00
 12/31/97              100.00                 98.92                  94.69

------------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                       16.

                             CERTAIN TRANSACTIONS

      In July 1997, the Company sold 4,444,443 shares of Series C Convertible Preferred Stock ("Series C") for net proceeds of approximately $19.1 million and issued warrants to purchase an additional 48,889 shares of Series C. All Preferred Stock automatically converted into Common Stock upon the closing of the initial public offering. The holdings of such Common Stock (issued upon conversion of the Series C Preferred Stock) by affiliates of the Company's Directors are described below.

                                                            NUMBER OF SHARES OF
PURCHASER                                                      COMMON STOCK
----------                                                    --------------

Biotechvest L.P. (1). . . . . . . . . . . . . . . . .             333,334
Fruit  of  the  Loom  Senior  Executive  Officer
  Deferred Compensation Trust (1) . . . . . . . . . .             333,333
Cross Atlantic Partners K/S(2). . . . . . . . . . . .             182,222
Cross Atlantic Partners II K/S(2) . . . . . . . . . .              88,889
Cross Atlantic Partners III K/S(2). . . . . . . . . .             173,334
Oxford Bioscience Partners (Adjunct) L.P.(3). . . . .              11,111
Oxford  Bioscience  Partners  (Bermuda)  Limited                   27,717
  Partnership(3). . . . . . . . . . . . . . . . . . .
Oxford Bioscience Partners L.P.(3). . . . . . . . . .              78,283

------------------

(1)  Affiliated with Jeffrey D. Sollender, a Director.

(2)  Affiliated with Charles L. Dimmler III, a Director.

(3)  Affiliated with Alan G. Walton, Ph.D., D.Sc., a Director.

      In 1997, the Company also paid an amount of $110,000 to a corporation of which Dr. Brennan is a stockholder for service rendered by such corporation.

      The Company has granted options to certain of its directors and executive officers. The Company has entered into an Indemnity Agreement with certain of its directors and executive officers, which provides, among other things, that the Company will indemnify such officers and directors under the circumstances provided for therein, for expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts such director or executive officer may be required to pay in actions or proceedings which such director or officer is or may be a party by reason of such position, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                      17.

                                OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors

                                   /s/ Mark D. Gessler

                                   Mark D. Gessler
                                   SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, CHIEF FINANCIAL OFFICER AND SECRETARY

May 8, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, GENE LOGIC INC., 708 QUINCE ORCHARD ROAD, GAITHERSBURG, MARYLAND 20878.

                                      18.

                                GENE LOGIC INC.

                     PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 1998

   The undersigned hereby appoints Michael J. Brennan, M.D., Ph.D. and Mark
D. Gessler, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gene Logic Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, on Friday, June 5, 1998, at 3:00 p.m. local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1: To elect two directors to hold office for a three-year term expiring at the 2001 Annual Meeting of Stockholders.

            / / FOR both nominees listed below (except as marked to the contrary below).

            / / WITHHOLD AUTHORITY to vote for both nominees listed below.

Nominees: Jules Blake, Ph.D. and Michael J. Brennan, M.D., Ph.D.

   To withhold authority to vote for either nominee(s), write such nominee(s)' name(s) below:

-----------------------------------------------------------------------------

                 (Continued and to be signed on other side)

                       (Continued from other side)

               MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2: To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

                       / / FOR    / / AGAINST    / / ABSTAIN

DATED: ______________, 1998              _____________________________________
                                         Signature(s)

                                         _____________________________________
                                         Name of stockholder (if other than
                                         individual)

                            Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.